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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 17, 2001


                              ROADHOUSE GRILL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           Florida                       0-28930                65-0367604
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 (State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)                File Number)         Identification No.)


            2703-A Gateway Drive, Pompano Beach, Florida        33069
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              (Address of Principal Executive Offices)        (Zip Code)




Registrant's telephone number, including area code:           (954) 957-2600


                                       N/A
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          (Former Name or Former Address; if Changed Since Last Report)



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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On September 17, 2001, Roadhouse Grill, Inc. (the "Company") was informed by its independent auditors, KPMG LLP ("KPMG") of KPMG's resignation, effective that date. The decision to change the Company's independent auditors was not recommended or approved by the Audit Committee of the Company's Board of Directors. However, on August 28, 2001, the Audit Committee had elected to accept proposals from other accounting firms to provide the Company's audit and outside accounting needs. The Company has been interviewing other auditors but has not engaged a successor at this time.

         KPMG's auditors' reports on the consolidated financial statements of the Company and its subsidiaries for each of the fiscal years ended April 29, 2001 and April 30, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that KPMG's auditors' report on the consolidated financial statements of the Company and its subsidiaries included in the Company's fiscal year 2001 Form 10-K filed on August 14, 2001, contained separate paragraphs stating:

o that the Company has experienced significant cash flow problems and a net loss of $15.9 million for the year ended April 29, 2001. The Company is also in default of certain of its loan facilities' covenants and payment provisions which may result in an acceleration of the amounts owed under the Company's loan facilities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
         Note 3 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty;

o that the Company changed its accounting for pre-opening costs in 2000 as discussed in Note 1 to the consolidated financial statements; and

o that the consolidated balance sheets as of April 30, 2000 and April 25, 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fifty-three weeks ended April 30, 2000 and the fifty-two weeks ended April 25, 1999 have been restated as discussed in Note 2 to the consolidated financial statements.

         In connection with the audits of the fiscal years ended April 29, 2001 and April 30,




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2000, and the subsequent interim periods preceding the date of KPMG's resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         During its audit of the Company's financial statements as of and for the year ended April 29, 2001, KPMG reported to the Audit Committee a reportable condition (as defined by standards established by the American Institute of Certified Public Accountants) in internal control relating to the Company's failure to record two mortgage notes in the amount of $2.9 million for construction-in-process. The Company had been treating the amounts due as an operating lease due to the failure of the legal department to notify the accounting department of the restructuring of the lease.

          The Company has authorized KPMG to respond fully to the inquiries of the Company's successor accountant once one has been engaged and has requested that KPMG provide the Company with a letter addressed to the SEC, as required by
Item 304(a)(3) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.

                           None.

         (b)  Pro Forma Financial Information

                           None.

         (c)  Exhibits

                  (16)       Letter re: change in certifying accountant




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2001               ROADHOUSE GRILL, INC.



                                       By: /s/ Harry Rosenfeld
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                                           Harry Rosenfeld
                                           Chief Financial Officer






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